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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation of our report dated June 21, 2001 relating to the financial statements of the 401(k) Savings Plan for ACS-GSG, which appears in this Form 11-K.

/s/ Salmon, Beach & Company, P.C.

Dallas, Texas
June 27, 2001